                                                Amended effective April 23, 1999

             ABBOTT LABORATORIES NON-EMPLOYEE DIRECTORS' FEE PLAN

                                  SECTION 1
                                   PURPOSE

     ABBOTT LABORATORIES NON-EMPLOYEE DIRECTORS' FEE PLAN - referred to below as the "Plan" - has been established by ABBOTT LABORATORIES - referred to below as the "Company" - to attract and retain as members of its Board of Directors persons who are not full-time employees of the Company or any of its subsidiaries but whose business experience and judgment are a valuable asset to the Company and its subsidiaries.

                                  SECTION 2
                              DIRECTORS COVERED

     As used in the Plan, the term "Director" means any person who is elected to the Board of Directors of the Company in April, 1962 or at any time thereafter, and is not a full-time employee of the Company or any of its subsidiaries.

                                  SECTION 3
                          FEES PAYABLE TO DIRECTORS

     3.1 Each Director shall be entitled to a deferred monthly fee of Five Thousand Dollars ($5,000.00) for each calendar month or portion thereof (excluding the month in which he is first elected a Director) that he holds such office with the Company.

     3.2 A Director who serves as Chairman of the Executive Committee of the Board of Directors shall be entitled to a deferred monthly fee of One Thousand Six Hundred Dollars ($1,600.00) for each calendar month or portion thereof (excluding the month in which he is first elected to such position) that he holds such position.

     3.3 A Director who serves as Chairman of the Audit Committee of the Board of Directors shall be entitled to a deferred monthly fee of Six Hundred Sixty-Seven Dollars ($667.00) for each calendar month or portion thereof (excluding the month in which he is first elected to such position) that he holds such position.

     3.4 A Director who serves as Chairman of the Compensation Committee of the Board of Directors shall be entitled to a deferred monthly fee of Six Hundred Sixty-Seven Dollars ($667.00) for each calendar month or portion thereof (excluding the month in which he is first elected to such position) that he holds such position.

     3.5 A Director who serves as Chairman of the Nominations Committee of the Board of Directors shall be entitled to a deferred monthly fee of Six Hundred Sixty-Seven Dollars ($667.00) for each calendar month or portion thereof (excluding the month in which he is first elected to such position) that he holds such position.

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                                      -2-


     3.6 A Director who serves as Chairman of any other Committee created by this Board of Directors shall be entitled to a deferred monthly fee of Six Hundred Sixty-Seven Dollars ($667.00) for each calendar month or portion thereof (excluding the month in which he is first elected to such position) that he holds such position.

     3.7 A Director's Deferred Fee Account shall be credited with interest annually. During the calendar years 1968 and prior, the rate of interest credited to deferred fees shall be four (4) percent per annum. During the calendar years 1969 through 1992, the rate of interest credited to deferred fees shall be the average of the prime rates being charged by two largest commercial banks in the City of Chicago as of the end of the month coincident with or last preceding the date upon which said interest is so credited.
During the calendar years 1993 and subsequent, the rate of interest credited to deferred fees shall be equal to: (a) the average of the prime rates being charged by the two largest commercial banks in the City of Chicago as of the end of the month coincident with or last preceding the date upon which said interest is so credited; plus (b) two hundred twenty-five (225) basis points. For purposes of the provisions of the Plan, the term "deferred fees" shall include "deferred monthly fees," and "deferred meeting fees," and shall also include any such interest credited thereon.

                                  SECTION 4
                          PAYMENT OF DIRECTORS' FEES

     4.1 A Director's deferred fees earned pursuant to the Plan shall commence to be paid on the first day of the calendar month next following the earlier of his death or his attainment of age sixty-five (65) if he is not then serving as a Director, or the termination of his service as a Director if he serves as a Director after the attainment of age sixty-five (65); provided that any Director may, by written notice filed with the Secretary of the Company, elect to receive current payment of all or any portion of the monthly and meeting fees earned by him in calendar years subsequent to the calendar year in which he files such notice (or all or any portion of such fees earned by him in the calendar year he first becomes a Director, if such notice is filed within 30 days of becoming a Director), in which case such fees or the portion thereof so designated earned in such calendar years shall not be deferred but shall be paid quarterly as earned and no interest shall be credited thereon. Such election may be revoked or modified by any Director by written notice to the Secretary of the Company as to fees to be earned by him in calendar years subsequent to the calendar year in which he files such notice.

     4.2 After a Director's deferred fees shall have commenced to be payable pursuant to Paragraph 4.1 they shall be payable in annual installments in the order in which they shall have been deferred (i.e. the deferred fees for the earliest year of service as a Director will be paid on the date provided for in
Section 4.1, the deferred fees for the next earliest year of service as a Director will be paid on the anniversary of the payment of the first installment, etc.).

     4.3 A Director's deferred fees shall continue to be paid until all deferred fees which he is entitled to receive under the Plan shall have been paid to him (or, in case of his death, to his beneficiary).

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                                      -3-


     4.4 Notwithstanding any other provisions of the Plan, if a Director's service as a Director should terminate for any reason within five (5) years after the date of a Change in Control, the aggregate unpaid balance of such Director's deferred fees plus all unpaid interest credited thereon, shall be paid to such Director in a lump sum within thirty (30) days following the date of such termination.

     4.5 A "Change in Control" shall be deemed to have occurred on the earliest of the following dates:

     (i) The date any entity or person (including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) shall have become the beneficial owner of, or shall have obtained voting control over thirty percent (30%) or more of the outstanding common shares of the Company;

     (ii) The date the shareholders of the Company approve a definitive agreement (A) to merge or consolidate the Company with or into another corporation, in which the Company is not the continuing or surviving corporation or pursuant to which any common shares of the company would be converted into cash, securities or other property of another corporation, other than a merger of the Company in which holders of common shares immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of substantially all the assets of the Company; or

    (iii) The date there shall have been a change in a majority of the Board of Directors of the Company within a twelve (12) month period unless the nomination for election by the Company's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the twelve (12) month period.

     4.6 The provisions of Paragraphs 4.4 and 4.5 and this Paragraph 4.6 may not be amended or deleted, nor superseded by any other provision of the Plan, during the period beginning on the date of a Change in Control and ending on the date five (5) years following such Change in Control.

                                  SECTION 5
                        DIRECTORS' RETIREMENT BENEFIT

     5.1 Effective April 30, 1998, each of the persons serving as a Director on December 12, 1997 shall be credited with a retirement benefit of $4,167 a month for 120 months of continuous service and no additional retirement benefits shall accrue under the Plan. Each of the persons serving as a Director on December 12, 1997 may elect: (a) to have his or her retirement benefit under the Plan treated as provided in Section 5.2 of the Plan; or (b) to have the present value of that retirement benefit credited to an unfunded phantom stock account and converted into phantom stock units based on the closing price of the Company's common stock on April 30, 1998, with those phantom stock units then being credited with the same cash and stock dividends, stock splits and other distributions and adjustments as are paid on the Company's common stock. The phantom stock units shall be payable to the Director in annual payments commencing on the first day of the calendar month next following the earlier of the Director's death or termination of service as a Director, in an amount determined by the closing price of the

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                                      -4-


Company's common stock on the first business day preceding the payment date. Unless the retirement benefit is terminated, the annual benefit shall continue to be paid on the anniversary of the day on which the first such retirement benefit payment was made, until the benefit has been paid for ten years, or until the death of the Director or surviving spouse, if earlier. If a Director should die with such benefit still in effect, prior to receipt of all payments due hereunder, the annual benefit shall continue to be paid to the surviving spouse of such Director until all payments due hereunder have been made or until the death of the surviving spouse, if earlier.

     5.2 Any person serving as a Director on December 12, 1997 who elects to have his or her retirement benefit paid pursuant to this Section 5.2 shall receive a monthly benefit equal to $4,167. Payment of the monthly benefit shall commence on the first day of the calendar month next following the earlier of the Director's death or termination of service as a Director.
Unless the retirement benefit is terminated, the monthly benefit shall continue to be paid on the first day of each calendar month thereafter, until the benefit has been paid for one hundred and twenty (120) months, or until the death of the Director or surviving spouse, if earlier. If a Director should die with such benefit still in effect, prior to receipt of all payments due hereunder, the monthly benefit shall continue to the surviving spouse of such Director until all payments due hereunder have been made or until the death of the surviving spouse, if earlier.

     5.3 Directors who retired on or before December 12, 1997 will receive the form and amount of retirement benefit payable under the terms of the Plan in effect at the time of their retirement.

     5.4 Each Director who is granted a retirement benefit hereunder shall make him or herself available for such consultation with the Board of Directors or any committee or member thereof, as may be reasonably requested from time to time by the Chairman of the Board of Directors, following such Director's termination of service as a Director. The Company shall reimburse each such Director for all reasonable travel, lodging and subsistence expenses incurred by the Director at the request of the Company in rendering such consultation. The Company may terminate the retirement benefit if the Director should fail to render such consultation, unless prevented by disability or other reason beyond the Director's control.

     5.5 It is recognized that during a Director's period of service as a Director and as a consultant hereunder, a Director will acquire knowledge of the affairs of the Company and its subsidiaries, the disclosure of which would be contrary to the best interests of the Company. Accordingly, the Company may terminate the retirement benefit if, without the express consent of the Company, the Director accepts election to the Board of Directors of, acquires a partnership or proprietary interest in, or renders services as an employee or consultant to, any business entity which is engaged in substantial competition with the Company or any of its subsidiaries.

     5.6 An individual will be considered a Director's "surviving spouse" for purposes of this Section 5 only if the Director and such individual were married in a religious or civil ceremony recognized under the laws of the state where the marriage was contracted and the marriage

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                                      -5-


remained legally effective at the date of the Director's death.

                                    SECTION 6
                         CONVERSION TO COMMON STOCK UNITS

     6.1 Any Director who is then serving as a director may, by written notice filed with the Secretary of the Company, elect to have all or any portion of deferred fees previously earned but not yet paid, transferred from the Director's Deferred Fee Account to a Stock Account maintained on his or her behalf pursuant to paragraph 9.3. Any election as to a portion of such fees shall be expressed as a percentage and the same percentage shall be applied to all such fees regardless of the calendar year in which earned or to all deferred fees earned in designated calendar years, as specified by the Director. A Director may make no more than one election under this paragraph 6.l in any calendar year. All such elections may apply only to deferred fees for which an election has not previously been made and shall be irrevocable.

     6.2 Any Director may, by written notice filed with the Secretary of the Company, elect to have all or any portion of deferred fees earned subsequent to the date such notice is filed credited to a Stock Account established under this Section 6. Fees covered by such election shall be credited to such account at the end of each calendar quarter in, or for which, such fees are earned. Such election may be revoked or modified by such Director, by written notice filed with the Secretary of the Company, as to deferred fees to be earned in calendar years subsequent to the calendar year such notice is filed, but shall be irrevocable as to deferred fees earned prior to such year.

     6.3 Deferred fees credited to a Stock Account under paragraph 6.1 shall be converted to Common Stock Units by dividing the deferred fees so credited by the closing price of common shares of the Company on the date notice of election under paragraph 6.1 is received by the Company (or the next business day, if there are no sales on such date) as reported on the New York Stock Exchange Composite Reporting System. Deferred fees credited to a Stock Account under paragraph 6.2 shall be converted to Common Stock Units by dividing the deferred fees so credited by the closing price of common shares of the Company as of the last business day of the calendar quarter for which the credit is made, as reported on the New York Stock Exchange Composite Reporting System.

     6.4 Each Common Stock Unit shall be credited with the same cash and stock dividends, stock splits and other distributions and adjustments as are received by one common share of the Company. All cash dividends and other cash distributions credited to Common Stock Units shall be converted to additional Common Stock Units by dividing each such dividend or distribution by the closing price of common shares of the Company on the payment date for such dividend or distribution, as reported by the New York Stock Exchange Composite Reporting System.

     6.5 The value of the Common Stock Units credited each Director shall be paid the Director in cash on the dates specified in paragraph 4.2 (or, if applicable, paragraph 4.4). The amount of each payment shall be determined by multiplying the Common Stock Units payable on each date specified in paragraph
4.2 (or, if applicable, paragraph 4.4) by the closing price of common shares of the Company on the day prior to that date (or the next preceding business day if there are no sales on such date), as reported by the New York Stock Exchange Composite Reporting System.

                                    SECTION 7
                                  MISCELLANEOUS

     7.1 Each Director or former Director entitled to payment of deferred fees hereunder, from time to time may name any person or persons (who may be named contingently or successively) to whom any deferred Director's fees earned by him and payable to him are to be paid in case of his death before he receives any or all of such deferred Director's fees. Each designation will revoke all prior designations by the same Director or former Director, shall be in form prescribed by the Company, and will be effective only when filed by the Director or former Director in writing with the Secretary of the Company during his lifetime. If a deceased Director or former Director shall have failed to name a beneficiary in the manner provided above, or if the beneficiary named by a deceased Director or former Director dies before him or before payment of all the Director's or former Director's deferred Directors' fees, the Company, in its discretion, may direct payment in a single sum of any remaining deferred Directors' fees to either:

          (a) any one or more or all of the next of kin (including the surviving spouse) of the Director or former Director, and in such proportions as the Company determines; or

          (b) the legal representative or representatives of the estate of the last to die of the Director or former Director and his last surviving beneficiary.

The person or persons to whom any deceased Director's or former Director's deferred Directors' fees are payable under this paragraph will be referred to as his "beneficiary."

     7.2 Establishment of the Plan and coverage thereunder of any person shall not be construed to confer any right on the part of such person to be nominated for reelection to the Board of Directors of the Company, or to be reelected to the Board of Directors.

     7.3 Payment of deferred Directors' fees will be made only to the person entitled thereto in accordance with the terms of the Plan, and deferred Directors' fees are not in any way subject to the debts or other obligations of persons entitled thereto, and may not be voluntarily or involuntarily sold, transferred or assigned. When a person entitled to a payment under the Plan is under legal disability or, in the Company's opinion, is in any way incapacitated so as to be unable to manage his financial affairs, the Company may direct that payment be made to such person's legal representative, or to a relative or friend of such person for his benefit. Any payment made in accordance with the preceding sentence shall be in complete discharge of the Company's obligation to make such payment under the Plan.

     7.4 Any action required or permitted to be taken by the Company under the terms of the Plan shall be by affirmative vote of a majority of the members of the Board of Directors then in office.

                                   SECTION 8
                          AMENDMENT AND DISCONTINUANCE

     While the Company expects to continue the Plan, it must necessarily reserve, and does hereby reserve, the right to amend or discontinue the Plan at any time; provided, however, that any amendment or discontinuance of the Plan shall be prospective in operation only, and shall not affect the payment of any deferred Directors' fees theretofore earned by any Director, or the conditions under which any such fees are to be paid or forfeited under the Plan, unless the Director affected shall expressly consent thereto.

                                    SECTION 9
                         ALTERNATE PAYMENT OF DEFERRED FEES

     9.1 By written notice filed with the Secretary of the Company prior to calendar years beginning after December 31, 1988 (or, for the calendar year he first becomes a Director within 30 days of becoming a Director), a Director may elect to receive all or any portion of his deferred fees earned in such calendar years in a lump sum in accordance with the provisions of this Section
9. An election under this subsection 9.1 may be revoked or modified by the Director by written notice to the Secretary of the Company as to deferred fees earned under Section 3 in calendar years beginning after the calendar year in which he files such notice. Any amounts that were deferred for calendar years beginning before January 1, 1989 shall automatically be paid as provided in this Section 9.

     9.2 If payment of a Director's deferred fees is made pursuant to paragraph 9.1, a portion of such fees shall be paid in cash for the Director directly to a "Grantor Trust" established by the Director, provided such trust is in a form which the Company determines to be substantially similar to the trust attached to this plan as Exhibit A; and the balance of the deferred fees shall be paid in cash directly to the Director, provided that the payment made directly to the Director shall approximate the aggregate federal, state and local individual income taxes attributable to the deferred fees paid pursuant to this paragraph 9.2.

     9.3 The Company will establish and maintain four separate accounts in the name of each Director, "a Deferred Fee Account", a "Deferred Fee Trust Account", a "Stock Account" and a "Stock Trust Account". The Deferred Fee Account shall reflect the deferred fees and interest to be credited to a Director pursuant to Section 3. The Deferred Fee Trust Account shall reflect any deferred fees paid in cash to a Director (including amounts paid to a Director's Grantor Trust and allocated to the deferred account maintained thereunder) pursuant to paragraph 9.2 and any adjustments made pursuant to paragraph 9.4. The Stock Account shall reflect the deferred fees converted to Common Stock Units pursuant to Section 6 and any adjustments made pursuant to that Section. The Stock Trust Account shall reflect deferred fees that have been converted to Common Stock Units under Section 6 and paid in cash to a Director (including amounts paid to a Director's Grantor Trust and allocated to the stock account maintained thereunder) pursuant to paragraph 9.2 and any adjustments made pursuant to paragraph 9.5. The Accounts established pursuant to this paragraph 9.3 are for the convenience of the administration of the plan and no trust relationship with respect to such Accounts is intended or should be implied.

     9.4 As of the end of each calendar year, the Company shall adjust each Director's Deferred Fee Trust Account as follows:

          (a) FIRST, charge an amount equal to the product of: (i) any payments made to the Director during that year from the deferred account maintained under his or her Grantor Trust (other than distributions of trust earnings in excess of the Net Interest Accrual authorized by the administrator of the trust to provide for the Tax Gross Up under paragraph 9.9 below); multiplied by
               (ii) a fraction, the numerator of which is the balance in the Director's Deferred Fee Trust Account as of the end of the prior calendar year and the denominator of which is the balance in the deferred account maintained under the Director's Grantor Trust (as determined by the administrator of the trust) as of that same date;

          (b) NEXT, credit an amount equal to the deferred fees that have not been converted to Common Stock Units that are paid that year to the Director (including the amount paid to the Director's Grantor Trust and allocated to the deferred account maintained thereunder) pursuant to paragraph 9.2; and

          (c) FINALLY, credit an amount equal to the Interest Accrual earned for that year pursuant to paragraph 9.6.

     9.5 As of the end of each calendar year, the Company shall adjust each Director's Stock Trust Account as follows:

          (a) FIRST, charge an amount equal to the product of: (i) any payments made to the Director during that year from the stock account maintained under his or her Grantor Trust (other than distributions of trust earnings authorized by the administrator of the trust to provide for the Tax Gross Up under paragraph 9.9 below); multiplied by (ii) a fraction, the numerator of which is the balance in the Director's Stock Trust Account as of the end of the prior calendar year and the denominator of which is the balance in the stock account maintained under the Director's Grantor Trust (as determined by the administrator of the trust) as of that same date;

          (b) NEXT, credit an amount equal to the deferred fees that have been converted to Common Stock Units that are paid that year to the Director (including the amount paid to the Director's Grantor Trust and allocated to the stock account maintained thereunder) pursuant to paragraph 9.2; and

          (c) FINALLY, credit an amount equal to the Book Value Adjustments to be made for that year pursuant to paragraph 9.6.

     9.6 As of the end of each calendar year, a Director's Deferred Fee Trust Account shall be credited with interest at the rate described in paragraph 3.7. Any amount so credited shall be referred to as a Director's "Interest Accrual". As of that same date, a Director's Stock Trust Account shall be adjusted as provided in paragraph 6.4, and shall also be adjusted to reflect the increase or decrease in the fair market value of the Company's common stock determined in accordance with paragraph 6.5. Such adjustments shall be referred to as "Book Value Adjustments."

     9.7 In addition to any fees earned by a Director under Section 3 of this plan or paid under paragraphs 4.1 or 9.1 the Company shall also make a payment to a Director's Grantor Trust (a "Guaranteed Rate Payment"), to be credited to the deferred account maintained thereunder, for any year in which the net income credited to the deferred account maintained under such trust does not equal or exceed the Director's Net Interest Accrual for that year. A Director's "Net Interest Accrual" for a year is an amount equal to: (a) the Interest Accrual credited to the Director's Deferred Fee Trust Account for that year; less (b) the product of (i) the amount of such Interest Accrual, multiplied by (ii) the aggregate of the federal, state and local individual income tax rates (determined in accordance with paragraph 9.10). The Guaranteed Rate Payment shall equal the difference between the Director's Net Interest Accrual and the net income credited to the deferred account maintained under the Director's Grantor Trust for the year, and shall be paid within 90 days of the end of that year.

     9.8 The Company shall also make a payment to a Director's Grantor Trust (a "Guaranteed Principal Payment"), to be credited to the stock account maintained thereunder, to the extent that the balance in the stock account as of the end of any calendar year is less than 75 percent of the balance of the Director's Stock Trust Account (net of federal, state and local income taxes) as of that same date. For the calendar year in which the last installment distribution is made from the Director's Grantor Trust, the payment made under this paragraph 9.8 shall equal the amount, if any, needed to increase the fair market value of the stock account maintained under the Director's Grantor Trust; such that if a distribution of the stock account were then made to the Director, the Director would receive the same amount he or she would have received (net of federal, state and local income taxes) if his or her Stock Trust Account were to be distributed on that same date with the deferred fees that had been allocated to that Account taxed at the federal, state and local income tax rates in effect on the date the fees were credited to the Account and the balance of the Account taxed at the federal, state and local income tax rates in effect on the date of the distribution. Payments required under this paragraph 9.8 shall be made within 90 days of the end of the calendar year, except the last payment which shall be made not later than the due date of the last installment distribution from the Director's Grantor Trust.

     9.9 In addition to the fees provided under Section 3, each Director (or, if the Director is deceased, the beneficiary designated under the Director's Grantor Trust) shall be entitled to a Tax Gross Up payment for each year there is a balance in his or her Deferred Fee Trust Account or Stock Trust Account. The "Tax Gross Up" shall approximate: (a) the amount necessary to compensate the Director (or beneficiary) for the net increase in his or her federal, state and local income taxes as a result of the inclusion in the Director's (or beneficiary's) taxable income of the income of his or her Grantor Trust and any Guaranteed Rate and Guaranteed Principal Payments for that year; less (b) any distribution to the Director (or beneficiary) of his or her Grantor Trust's net earnings for that year; plus (c) an amount necessary to compensate the Director (or beneficiary) for the net increase in the taxes described in (a) above as a result of the inclusion in his or her taxable income of any payment made pursuant to this paragraph 9.9.

     9.10 For purposes of this Section, a Director's federal income tax rate shall be deemed to be the highest marginal rate of federal individual income tax in effect in the calendar year in which a calculation under this Section is to be made and state and local tax rates shall be deemed to be the highest marginal rates of individual income tax in effect in the state and locality of the Director's residence on the date such a calculation is made, net of any federal tax benefits. Notwithstanding the preceding sentence, if a Director is not a citizen or resident of the United States, his or her income tax rates shall be deemed to be the highest marginal income tax rates actually imposed on the Director's benefits under this Plan or earnings under his or her Grantor Trust.

Exhibit A


                       IRREVOCABLE GRANTOR TRUST AGREEMENT


     THIS AGREEMENT, made this ______ day of ________, 198_, by and between _____________ of ______, ______ (the "grantor"), and The Northern Trust Company, located at Chicago, Illinois, as trustee (the "trustee"),

                                 WITNESSETH THAT:

     WHEREAS, the grantor desires to establish and maintain a trust to hold certain benefits received by the grantor under the Abbott Laboratories Non-Employee Directors' Fee Plan, as it may be amended from time to time;

     NOW, THEREFORE, IT IS AGREED as follows:

                                   ARTICLE I
                                  INTRODUCTION

     I-1. NAME. This agreement and the trust hereby evidenced (the "trust") may be referred to as the "________ 1988 Grantor Trust".

     I-2. THE TRUST FUND. The "trust fund" as at any date means all property then held by the trustee under this agreement.

     I-3. STATUS OF THE TRUST. The trust shall be irrevocable. The trust is intended to constitute a grantor trust under Sections 671-678 of the Internal Revenue Code, as amended, and shall be construed accordingly.

     I-4. THE ADMINISTRATOR. Abbott Laboratories ("Abbott") shall act as the "administrator" of the trust, and as such shall have certain powers, rights and duties under this agreement as described below. Abbott will certify to the trustee from time to time the person or persons authorized to act on behalf of Abbott as the administrator. The trustee may rely on the latest certificate received without further inquiry or verification.

     I-5. ACCEPTANCE. The trustee accepts the duties and obligations of the "trustee" hereunder, agrees to accept funds delivered to it by the grantor or the administrator, and agrees to hold such funds (and any proceeds from the investment of such funds) in trust in accordance with this agreement.

                                   ARTICLE II
                         DISTRIBUTION OF THE TRUST FUND

     II-1. SEPARATE ACCOUNTS. The administrator shall maintain two separate accounts under the trust, a "deferred account" and a "stock account." Funds delivered to the trustee shall be allocated between the accounts by the trustee as directed by the administrator. As of the end of each calendar year, the administrator shall charge each account with all distributions made from such account during that year; and credit each account with its share of income and realized gains and charge each account with its share of expenses and realized losses for the year. The trustee shall be required to make separate investments of the trust fund for the accounts, and may not administer and invest all funds delivered to it under the trust as one trust fund.

     II-2. DISTRIBUTIONS PRIOR TO THE GRANTOR'S DEATH. Principal and accumulated income shall not be distributed from the trust prior to the grantor's termination of service as a Director of Abbott (the grantor's "settlement date"); provided that, each year the administrator may direct the trustee to distribute to the grantor a portion of the income of the trust fund for that year, with the balance of such income to be accumulated in the trust. The administrator shall inform the trustee of the grantor's settlement date. Thereafter, the trustee shall distribute the trust fund to the grantor, if then living, in a series of annual installments, commencing on the first day of the month next following the later of the grantor's settlement date or the date the grantor attains age 65 years. The administrator shall inform the trustee of the number of installment distributions and the amount of each installment distribution under this paragraph II-2, and the trustee shall be fully protected in relying on such information received from the administrator.

     II-3. DISTRIBUTIONS AFTER THE GRANTOR'S DEATH. The grantor, from time to time may name any person or persons (who may be named contingently or successively and who may be natural persons or fiduciaries) to whom the principal of the trust fund and all accrued or undistributed income thereof shall be distributed in a lump sum or, if the beneficiary is the grantor's spouse, in installments, as directed by the grantor, upon the grantor's death. If the grantor directs an installment method of distribution, any amounts remaining at the death of the spouse beneficiary shall be distributed in a lump sum. Each designation shall revoke all prior designations, shall be in writing and shall be effective only when filed by the grantor with the administrator during the grantor's lifetime. If the grantor fails to direct a method of distribution, the distribution shall be made in a lump sum. If the grantor fails to designate a beneficiary as provided above, then on the grantor's death, the trustee shall distribute the balance of the trust fund in a lump sum to the executor or administrator of the grantor's estate.

     II-4. FACILITY OF PAYMENT. When a person entitled to a distribution hereunder is under legal disability, or, in the trustee's opinion, is in any way incapacitated so as to be unable to manage his or her financial affairs, the trustee may make such distribution to such person's legal representative, or to a relative or friend of such person for such person's benefit. Any distribution made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such distribution hereunder.

     II-5. PERPETUITIES. Notwithstanding any other provisions of this agreement, on the day next preceding the end of 21 years after the death of the last to die of the grantor and the grantor's descendants living on the date of this instrument, the trustee shall immediately distribute any remaining balance in the trust to the beneficiaries then entitled to distributions hereunder.

                                  ARTICLE III
                          MANAGEMENT OF THE TRUST FUND

     III-1. GENERAL POWERS. The trustee shall, with respect to the trust fund, have the following powers, rights and duties in addition to those provided elsewhere in this agreement or by law:

          (a) Subject to the limitations of subparagraph (b) next below, to sell, contract to sell, purchase, grant or exercise options to purchase, and otherwise deal with all assets of the trust fund, in such way, for such considerations, and on such terms and conditions as the trustee decides.

          (b) To retain in cash such amounts as the trustee considers advisable; and to invest and reinvest the balance of the trust fund, without distinction between principal and income, in common stock of Abbott Laboratories, or in obligations of the United States Government and its agencies or which are backed by the full faith and credit of the United States Government or in any mutual fund, common trust fund or collective investment fund which invests solely in such obligations; and any such investment made or retained by the trustee in good faith shall be proper despite any resulting risk or lack of diversification or marketability.

          (c) To deposit cash in any depositary (including the banking department of the bank acting as trustee) without liability for interest, and to invest cash in savings accounts or time certificates of deposit bearing a reasonable rate of interest in any such depositary.

          (d) To invest, subject to the limitations of subparagraph (b) above, in any common or commingled trust fund or funds maintained or administered by the trustee solely for the investment of trust funds.

          (e) To borrow from anyone, with the administrator's approval, such sum or sums from time to time as the trustee considers desirable to carry out this trust, and to mortgage or pledge all or part of the trust fund as security.

          (f) To retain any funds or property subject to any dispute without liability for interest and to decline to make payment or delivery thereof until final adjudication by a court of competent jurisdiction or until an appropriate release is obtained.

          (g) To begin, maintain or defend any litigation necessary in connection with the administration of this trust, except that the trustee shall not be obliged or required to do so unless indemnified to the trustee's satisfaction.

          (h)  To compromise, contest, settle or abandon claims or demands.

          (i) To give proxies to vote stocks and other voting securities, to join in or oppose (alone or jointly with others) voting trusts, mergers, consolidations, foreclosures, reorganizations, liquidations, or other changes in the financial structure of any corporation, and to exercise or sell stock subscription or conversion rights.

          (j) To hold securities or other property in the name of a nominee, in a depositary, or in any other way, with or without disclosing the trust relationship.

          (k) To divide or distribute the trust fund in undivided interests or wholly or partly in kind.

          (l) To pay any tax imposed on or with respect to the trust; to defer making payment of any such tax if it is indemnified to its satisfaction in the premises; and to require before making any payment such release or other document from any lawful taxing authority and such indemnity from the intended payee as the trustee considers necessary for its Protection.

          (m) To deal without restriction with the legal representative of the grantor's estate or the trustee or other legal representative of any trust created by the grantor or a trust or estate in which a beneficiary has an interest, even though the trustee, individually, shall be acting in such other capacity, without liability for any loss that may result.

          (n) To appoint or remove by written instrument any bank or corporation qualified to act as successor trustee, wherever located, as special trustee as to part or all of the trust fund, including property as to which the trustee does not act, and such special trustee, except as specifically limited or provided by this or the appointing instrument, shall have all of the rights, titles, powers, duties, discretions and immunities of the trustee, without liability for any action taken or omitted to be taken under this or the appointing instrument.

          (o) To appoint or remove by written instrument any bank, wherever located, as custodian of part or all of the trust fund, and each such custodian shall have such rights, powers, duties and discretions as are delegated to it by the trustee.

          (p) To employ agents, attorneys, accountants or other persons, and to delegate to them such powers as the trustee considers desirable, and the trustee shall be protected in acting or refraining from acting on the advice of Persons so employed without court action.

          (q) To perform any and all other acts which in the trustee's judgment are appropriate for the proper management, investment and distribution of the trust fund.

     III-2. PRINCIPAL AND INCOME. Any income earned on the trust fund which is not distributed as provided in Article II shall be accumulated and from time to time added to the principal of the trust. The grantor's interest in the trust shall include all assets or other property held by the trustee hereunder, including principal and accumulated income.

     III-3. STATEMENTS. The trustee shall prepare and deliver monthly to the administrator and annually to the grantor, if then living, otherwise to each beneficiary then entitled to distributions under this agreement, a statement (or series of statements) setting forth (or which taken together set forth) all investments, receipts, disbursements and other transactions effected by the trustee during the reporting period; and showing the trust fund and the value thereof at the end of such period.

     III-4. COMPENSATION AND EXPENSES. All reasonable costs, charges and expenses incurred in the administration of this trust, including compensation to the trustee, any compensation to agents, attorneys, accountants and other persons employed by the trustee, and expenses incurred in connection with the sale, investment and reinvestment of the trust fund shall be paid from the trust fund.

                                   ARTICLE IV
                               GENERAL PROVISIONS

     IV-1. INTERESTS NOT TRANSFERABLE. The interests of the grantor or other persons entitled to distributions hereunder are not subject to their debts or other obligations and may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.

     IV-2. DISAGREEMENT AS TO ACTS. If there is a disagreement between the trustee and anyone as to any act or transaction reported in any accounting, the trustee shall have the right to a settlement of its account by any proper court.

     IV-3. TRUSTEE'S OBLIGATIONS. No power, duty or responsibility is imposed on the trustee except as set forth in this agreement. The trustee is not obliged to determine whether funds delivered to or distributions from the trust are proper under the trust, or whether any tax is due or payable as a result of any such delivery or distribution. The trustee shall be protected in making any distribution from the trust as directed pursuant to Article II without inquiring as to whether the distributee is entitled thereto; and the trustee shall not be liable for any distribution made in good faith without written notice or knowledge that the distribution is not proper under the terms of this agreement.

     IV-4. GOOD FAITH ACTIONS. The trustee's exercise or non-exercise of its powers and discretions in good faith shall be conclusive on all persons. No one shall be obliged to see to the application of any money paid or property delivered to the trustee. The certificate of the trustee that it is acting according to this agreement will fully protect all persons dealing with the trustee.

     IV-5. WAIVER OF NOTICE. Any notice required under this agreement may be waived by the Person entitled to such notice.

     IV-6. CONTROLLING LAW. The laws of the State of Illinois shall govern the interpretation and validity of the provisions of this agreement and all questions relating to the management, administration, investment and distribution of the trust hereby created.

     IV-7. SUCCESSORS. This agreement shall be binding on all persons entitled to distributions hereunder and their respective heirs and legal representatives, and on the trustee and its successors.

                                   ARTICLE V
                               CHANGES IN TRUSTEE

     V-1. RESIGNATION OR REMOVAL OF TRUSTEE. The trustee may resign at any time by giving thirty days' advance written notice to the administrator and the grantor. The administrator may remove a trustee by written notice to the trustee and the grantor.

     V-2. APPOINTMENT OF SUCCESSOR TRUSTEE. The administrator shall fill any vacancy in the office of trustee as soon as practicable by written notice to the successor trustee; and shall give prompt written notice thereof to the grantor, if then living, otherwise to each beneficiary then entitled to payments or distributions under this agreement. A successor trustee shall be a bank (as defined in Section 581 of the Internal Revenue Code, as amended).

     V-3. DUTIES OF RESIGNING OR REMOVED TRUSTEE AND OF SUCCESSOR TRUSTEE. A trustee that resigns or is removed shall furnish promptly to the administrator and the successor trustee an account of its administration of the trust from the date of its last account. Each successor trustee shall succeed to the title to the trust fund vested in its predecessor without the signing or filing of any instrument, but each predecessor trustee shall execute all documents and do all acts necessary to vest such title of record in the successor trustee. Each successor trustee shall have all the powers conferred by this agreement as if originally named trustee. No successor trustee shall be personally liable for any act or failure to act of a predecessor trustee. With the approval of the administrator, a successor trustee may accept the account furnished and the property delivered by a predecessor trustee without incurring any liability for so doing, and such acceptance will be complete discharge to the predecessor trustee.

                                   ARTICLE VI
                           AMENDMENT AND TERMINATION

     VI-1. AMENDMENT. With the consent of the administrator, this trust may be amended from time to time by the grantor, if then living, otherwise by a majority of the beneficiaries then entitled to payments or distributions hereunder, except as follows:

          (a) The duties and liabilities of the trustee cannot be changed substantially without its consent.

          (b)  This trust may not be amended so as to make the trust revocable.

     VI-2. TERMINATION. This trust shall not terminate, and all rights, titles, powers, duties, discretions and immunities imposed on or reserved to the trustee, the administrator, the grantor and the beneficiaries shall continue in effect, until all assets of the trust have been distributed by the trustee as provided in Article II.

     IN WITNESS WHEREOF, the grantor and the trustee have executed this agreement as of the day and year first above written.


                      ------------------------------------------
                      Grantor

                      The Northern Trust Company, as Trustee


                      By
                        ----------------------------------------


                      Its
                         ---------------------------------------